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                                                                   Exhibit 10(j)

                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement is executed on the 13th day of March, 2000, by Texas Utilities Company (the "Employer") and Brian N. Dickie, an individual (the "Employee") in order to evidence the terms and conditions of Employee's employment with Employer which became effective as of the 12/th/ day of April, 1999. The term Employer shall also include any successor employer of Employee if such successor employer is within the Texas Utilities Company System.

     1.  Employment.  Employer hereby agrees to employ Employee and Employee
         ----------
hereby agrees to serve Employer, subject to the terms and conditions set forth herein.

     2.  Term.  The parties acknowledge that Employee's employment with Employer
         ----
commenced on April 12, 1999, and, subject to the provisions of this Agreement relating to severance, or similar, pay following termination , such employment and this Agreement will terminate at the will of either of the parties hereto. The effective date of this Agreement and Employee's employment with Employer shall be April 12, 1999.

     3.  Initial Title and Duties.  Employee currently serves Employer as
         ------------------------
President, Emerging Businesses Group. Employee reports, and shall continue to report to the Chairman and Chief Executive of Employer, and shall perform such duties and tasks as he may be called upon by Employer to perform from time to time. Employee will endeavor to promote the business affairs and interests of Employer and will devote all of his working time and attention to Employer.

     4.  Compensation.
         ------------

         (a)   Base Salary.  As compensation for his services hereunder,
               -----------
Employee shall initially receive a base salary of $62,500 per month, payable in equal installments at such periods as shall from time to time be established by Employer as regular payroll periods. Employee's base salary shall be subject to review and modification from time to time at the discretion of Employer; provided that, other than in the event of the termination of this Agreement, Employee's base salary may not be decreased during the period commencing with the effective date of this Agreement and ending May 31, 2002.

         (b)   Annual Bonus.  Employee shall be entitled to receive an incentive
               ------------
bonus award under the Company's Annual Incentive Plan ("AIP") following, and in connection with, the executive officer annual review by the Organization and Compensation Committee of the board of directors of Employer ("O&C Committee") in each of May 2000, 2001 and 2002, in an amount not less than one-half ( 1/2) of Employee's annualized base salary in effect at the time of such award ("Minimum Bonus Amount"). Under the current terms of the AIP, one-half of each such award will be paid to Employee in cash following the date of the award and one-half will be deferred under Employer's Deferred and Incentive Compensation Plan ("DICP"). If, for any of the three years

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referenced above, Employee receives an aggregate AIP award in an amount less than the Minimum Bonus Amount, the difference between the actual aggregate AIP award and the Minimum Bonus Amount will be paid to Employee concurrently with the payment of the cash component of the AIP award.

          (c)  Restricted Stock Awards.  Following, and in connection with, the
               -----------------------
executive officer annual review by the O&C Committee in each of May 2000, 2001 and 2002, Employee shall be entitled to receive an award of at least 10,000 shares of restricted stock under Employer's Long-Term Incentive Compensation Plan ("LTICP"). Each such award shall be subject to terms, conditions and restrictions comparable to those contained in contemporaneous awards granted to officers of similar status as Employee. In the event that no awards of restricted stock are made under the LTICP at any of the above-referenced times to any other officer or key employee, Employer may, in lieu of awarding Employee restricted stock, grant Employee an award of a type comparable to that awarded to other officers of similar rank having a value reasonably comparable to an award of at least 10,000 shares of restricted stock (taking into consideration performance targets and vesting periods applicable to restricted stock awards heretofore granted under the LTICP, and assuming that performance goals and targets would have been attained so that 100% of the restricted stock would have become payable). In the event that no awards of any type are awarded under the LTICP at any of the above-referenced times, Employee will be entitled to receive cash in an amount equal to the present value of an award of at least 10,000 shares of restricted stock (taking into consideration performance targets and vesting periods applicable to restricted stock awards heretofore granted under the LTICP and assuming that performance goals and targets would have been attained so that 100% of the restricted stock would have become payable).

          (d)  Additional Retirement Compensation.  In addition to the
               ----------------------------------
compensation and benefits described above, Employee shall be entitled to additional retirement compensation on the following basis:

               (i) Employee shall, commencing upon his retirement, be entitled to receive additional retirement compensation (the "Additional Retirement Amount") equal to the aggregate benefits which would have been payable to Employee under the Retirement Plan for Employees of the Texas Utilities Company System (the "Retirement Plan") and the Second Supplemental Retirement Plan for Employees of the Texas Utilities Company System (the "Supplemental Retirement Plan") as if, during each of the first ten (10) years of employment with Employer, Employee was credited with two (2) years of Accredited Service (as defined in the Retirement Plan). Thus, after having completed ten (10) full years of employment, Employee will have accrued twenty (20) years of Accredited Service for purposes of calculating the Additional Retirement Amount. The Additional Retirement Amount shall be reduced by: (a) all amounts payable to Employee under the Retirement Plan and the Supplemental

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                    Retirement Plan (or any successor plan or plans) pursuant to the provisions of those plans as a result of his employment with Employer; and (b) all amounts payable to Employee as a result of the vesting of retirement benefits under any other employer sponsored defined benefit retirement plan or for any amounts paid or payable to him in lieu thereof.

              (ii) The Additional Retirement Amount shall accrue and vest in the same manner and at the same time as benefits under the Retirement Plan accrue and vest.

              (iii) The Additional Retirement Amount shall be payable in periodic installments in the form elected by Employee with respect to the benefits which are or may become payable under the Retirement Plan. The amount of each such periodic installment shall be determined by Employer using actuarial assumptions (including any actuarial reduction for retirement earlier than age 65) substantially similar to those used in connection with the determination of benefits payable under the Retirement Plan.

              (iv) The Additional Retirement Amount shall be provided on an unfunded basis and is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended (the "Code").

         (e)  Employee Benefits.  Employee shall be entitled to participate in
              -----------------
all of Employer's employee benefit plans, programs, arrangements and fringe benefit policies to the extent he is qualified to do so by virtue of his employment with Employer, subject to the terms, conditions and limitations of such plans, arrangements and policies, as they may be amended, altered or terminated from time to time. For purposes of Employee's participation in certain of Employer's executive compensation plans, Employee shall be deemed to be a "corporate officer" of Employer.

     5.  Special One-Time Bonus.  In order to provide Employee with financial
         ----------------------
assistance in relocating from his home in Connecticut to Dallas, Texas, and to accommodate Employee in his forfeiture of certain stock related incentive compensation from his previous employer, Employer paid Employee a one-time special bonus in the aggregate amount of $492,656.25. Such payment was made following the commencement of Employee's employment hereunder and Employee hereby acknowledges receipt of the full amount of such bonus. In addition to such special relocation bonus, Employee shall be entitled to all relocation benefits available under Employer's standard relocation reimbursement plan.

     6.  Severance Benefits.  If: (i) during the period beginning with the
         ------------------
effective date of this Agreement and ending May 31, 2002, Employer and Employee mutually agree that Employee should

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terminate his employment hereunder, or (ii) at any time while this Agreement is in effect, Employee is terminated by Employer without Cause (as defined in Section 9 below), Employee shall be entitled to receive the compensation and benefits described in (a) and (b) hereinbelow:

        (a) A one-time cash severance payment, which shall be payable as soon as reasonably practical following such termination, in an aggregate amount equal to the sum of the following:

               (v) Employee's annualized base salary in effect on the date of such termination;

               (vi) Employee's target bonus under the AIP for the year in which the termination occurs;

               (vii) An amount equal to the difference between (a) the aggregate required monthly premium for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") under Employer's group medical, dental and prescription drug programs, and
                      (b) the aggregate monthly employee contribution rate in effect for Employee under such programs immediately prior to such termination, multiplied by twelve; and

               (viii) An amount equal to the sum of: (a) the value (as of the date of termination) of all unvested restricted stock awards previously granted to Employee under the LTICP (as if performance criteria had been met to permit payment of 100% of the award), and (b) the forfeited portion of Employee's accounts under the DICP and Employer's Salary Deferral Program ("SDP") (valued in accordance with the relevant provisions of the DICP and SDP, respectively).

        (b) In addition to such special severance payment, Employee shall be entitled to the following benefits:

               (i) Employer shall pay on behalf of Employee, or shall reimburse Employee for, the physician fees for one physical examination of Employee during the twelve months following Employee's termination under the general parameters of Employer's executive physical program;

               (ii) Employee shall, at Employer's cost be entitled to financial planning services equivalent to services available under Employer's executive financial planning program for a period of twelve months following Employee's termination;

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               (iii)  Employee shall receive one (1) additional year of
                      Accredited Service for purposes of determining the Additional Retirement Income;

               (iv) Employer shall, at Employer's election, provide Employee with (a) a cash payment equal to the required premiums for a twelve month period for an individual conversion life insurance policy covering Employee available under the provisions of Employer's group life insurance plan, or (b) a cash payment in the amount of the death benefit in effect as of the date of termination under Employer's group life insurance plan in the event of Employee's death at any time during the one year period following the date of such termination; and

               (iv) For purposes of Employer's Split Dollar Life Insurance Plan, such termination shall not be deemed to have occurred until the one year anniversary thereof.

     Notwithstanding any other provision of this Agreement seemingly to the contrary, each of the benefits provided for in paragraph (b) above shall be provided to Employee if and only to the extent that a similar type of benefit is not available to Employee through his subsequent employment with another employer. Differences in specific coverages, coverage levels or required contributions shall not cause any such alternative benefit to be dissimilar as long as the particular benefit is reasonably similar (both in terms of coverage and cost to Employee) to the benefit for which provision is made in paragraph
(b) above. Additionally, Employee shall not be entitled to any of the payments or benefits provided for under this Section 6 if Employee's termination is for Cause (as defined in Section 9 below), or if the circumstances of Employee's termination entitle him to the payments and benefits provided for in Section 7 below .

     7.   Change In Control.
          -----------------

          (a) If: (i) Employee voluntarily terminates his employment with Employer (or its successor) within six(6) months following a Change in Control (as defined below), or (ii) Employee's employment is terminated by Employer (or its successor) without Cause, or Employee terminates his employment for Good Reason (as defined below), within twenty-four (24) months following a Change in Control, Employee will be entitled to receive the following payments and benefits:

               (1) A one-time cash payment equal to three (3) times the aggregate of Employee's annualized base salary in effect immediately prior to the Change in Control plus Employee's target bonus under the AIP for the year in which the Change in Control occurs;

               (2) A one-time cash payment equal to the aggregate of (a) Employer matching contributions which would have been made under the DICP and SDP had Employee continued to defer salary under such plans at

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                    the rate in effect as of the effective date of the Change in
                    Control for an additional three year period following the effective date of the Change in Control, plus (b) in the event that the termination of Employee's employment following a Change in Control occurs prior to May 31, 2002, an amount equal to the value of restricted stock (or alternative) awards which had not theretofore been made to Employee under paragraph 4(c) hereof (valued on the basis of the assumption that the performance criteria which would have been applicable to such award(s) had been met so that 100% of the award would have been payable);

               (3) A one-time cash payment equal to the difference between (a) the monthly COBRA premium for coverage under Employer's group medical, dental and prescription drug programs, and
                    (b) the monthly employee contribution under such programs in effect for Employee immediately prior to the termination, multiplied by twelve;

               (4) A one-time cash payment equal to the sum of (a) the value (as of the date termination) of all unvested restricted stock awards previously granted to Employee under the LTICP (as if performance criteria had been met to permit payment of 100% of the award), and (b) the forfeited portion of Employee's accounts under the DICP and SDP (valued in accordance with the relevant provisions of the DICP and SDP, respectively); and

               (5) Employer shall, at Employer's election, provide Employee with (a) a cash payment equal to the required premiums for a twelve month period for an individual conversion life insurance policy covering Employee pursuant to the provisions of Employer's group life insurance plan, or (b) a cash payment in the amount of the death benefit in effect under Employer's group life insurance plan in the event of Employee's death during the one year period following the date of such termination; and

               (6) For purposes of Employer's Split Dollar Life Insurance Plan, such termination shall not be deemed to have occurred until the one year anniversary thereof.


          (b) In the event that the foregoing payments, or any portion thereof, constitute an "excess parachute payment" under Section 4999 of the Code, or any successor provision, Employee shall, in addition to such payments be entitled to receive a tax gross-up payment in an amount to offset the excise tax which Employee is required to pay as a result thereof.

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          (c)  For purposes of this Agreement, "Change in Control" shall mean any of the following occurrences: (i) a change in control of Employer of a nature that would be required to be reported in response to Item 1(a) of the Securities and Exchange Commission Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B under the Exchange Act; (ii) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Employer representing 20% or more of the combined voting power of Employer's then outstanding securities having the right to vote at elections of directors ("Voting Securities") and within two (2) years thereafter, individuals who constitute the board of directors of Employer on the effective date of this Agreement, (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by Employer's shareholders, was approved by at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Employer in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board; (iii) a recapitalization of Employer occurs which results in either a decrease by 33% or more in the aggregate percentage ownership of Voting Securities held by Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) or an increase in the aggregate percentage ownership of Voting Securities held by non-Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) to greater than 50%; (iv) all or substantially all of the assets of the Company are liquidated or transferred to an unrelated party; or (v) the Company is a party to a merger, consolidation, reorganization or similar transaction pursuant to which the Company or an entity controlled by the Company is not the surviving entity. For purposes of this definition, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in Section 14(d) of the Exchange Act, other than Employer, a subsidiary of Employer or any employee benefit plan(s) sponsored or maintained by Employer or any subsidiary thereof, and the term "Independent Shareholder" shall mean any shareholder of Employer except any employee(s) or director(s) of Employer or any employee benefit plan(s) sponsored or maintained by Employer or any subsidiary thereof.

          (d) For purposes of this Agreement, "Good Reason" shall mean any one or more of the following occurrences: (i) Employee's base salary as in effect immediately prior to the Change in Control, or as it may be increased subsequent to the Change in Control, is reduced; (ii) Employee's status or responsibilities with Employer immediately prior to the Change in Control are materially reduced (it being understood that the mere fact that, by virtue of a Change in Control, the Employee's position becomes a position with a subsidiary or division will not, in and of itself, constitute Good Reason); (iii) Employer (or its successor) fails to continue in effect any pension, health care or executive compensation plan or arrangement in which Employee was participating immediately prior to the Change in Control, or Employer (or its successor) takes some action which materially reduces Employee's benefits under any such plan or program, without (in either such case) providing

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Employee with substantially similar benefits; or (iv) Employer fails to obtain the express assumption of this Agreement by any successor to Employer.

     8.   Provision for Company Automobile.  Employee shall be entitled to
          --------------------------------
participate in Employer's executive automobile policy on the same basis as other executives of Employer subject to the terms and conditions of such automobile policy as it may be amended, altered or terminated from time to time.

     9.   Definition of Cause.  For purposes of this Agreement, the term "Cause"
          -------------------
shall mean any one or more of the following: (a) the material breach by the Employee of this Agreement; (b) Employee's breach of his fiduciary duty to Employer and/or its shareholders in his capacity as an officer of Employer; (c) any action or failure to act on the part of Employee which results in material injury to the assets, business prospects or reputation of Employer or any affiliate of Employer; (d) the appropriation of a material business opportunity of Employer or any affiliate of Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; or (e) the Employee's failure to substantially perform his duties and responsibilities hereunder, including without limitation Employee's breach of Employer's Code of Conduct or an express employment policy of Employer.

     10.  Confidentiality and Nondisclosure.
          ---------------------------------

          (a) Employee understands and agrees that he will be given Confidential Information (as defined below) and Training (as defined below) during his employment with Employer relating to the business of Employer and/or its Affiliates (as defined below). Employee hereby expressly agrees to maintain in strictest confidence and not to use in any way (including without limitation in any future business relationship of Employee), publish, disclose or authorize anyone else to use, publish or disclose in any way, any Confidential Information relating in any manner to the business or affairs of Employer and/or its Affiliates. Employee agrees further not to remove or retain any figures, calculations, letters, documents, lists, papers, or copies thereof, which embody Confidential Information of Employer and/or its Affiliates, and to return, prior to Employee's termination of employment, any such information in Employee's possession. If Employee discovers, or comes into possession of, any such information after his termination he shall promptly return it to Employer. Employee acknowledges that the provisions of this paragraph are consistent with Employer's Code of Conduct with which Employee, as an employee of Employer, is bound.

          (b) For purposes of this Agreement, "Confidential Information" includes, but is not limited to, information in the possession of, prepared by, obtained by, compiled by, or that is used by Employer or any of its Affiliates or customers and (1) is proprietary to, about, or created by Employer or its Affiliates or customers; (2) gives Employer or its Affiliates or customers some competitive business advantage, the opportunity of obtaining such advantage, or disclosure of which might be detrimental to the interest of Employer or its Affiliates or customers; (3) is not typically disclosed by Employer or its Affiliates or customers, or known by persons who are not employed by Employer or its affiliates or Customers. Without in any way limiting the foregoing and by way of

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example, Confidential Information shall include: information not generally available to the general public pertaining to Employer's system-wide business operations such as financial and operational information and data, operational plans and strategies for emerging and traditional business units, business and marketing strategies and plans for various products and services, global operational planning, and acquisition and divestiture planning.

          (c) For purposes of this Agreement, "Training" includes, but is not limited to, specialized and valuable training regarding Confidential Information.

          (d) For purposes of this Agreement, "Affiliate" shall mean any person, or entity (or sub unit of an entity) that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company.

     11.  Non-Compete and Non-Solicitation.  Employee acknowledges and agrees
          --------------------------------
that: (1) in order to perform his obligations and job duties for Employer, Employee will gain Training and access to Confidential Information regarding Employer and/or its Affiliates or customers; (2) use of such Confidential Information in competition with Employer and/or its Affiliates or customers would be detrimental to the business interests of Employer and/or its Affiliates or customers; and (3) Employee would not have been allowed to gain access to Confidential Information, or to provide the obligations and job duties contemplated under this Agreement without his promises and agreements contained in the following paragraph.

     Employee agrees that, during his employment with Employer, and for a period of one (1) year thereafter, Employee shall not, directly or indirectly, either as an employee, employer, independent contractor, consultant, agent, principal, partner, stockholder, officer, director, or in any other individual or representative capacity, either for his own benefit or the benefit of any other person or entity: (i) engage or participate in a business which competes, and in a material manner, with Employer or any of its Affiliates; (ii) contact, solicit or attempt to solicit the business or patronage of any of Employer's (or Affiliate's) customers, or prospective customers, or any person, firm, corporation, company, partnership, association or entity which was contacted or whose business was solicited, serviced or maintained by Employer (or its Affiliates) during the term of Employee's employment with Employer; or (iii) solicit, recruit, induce, encourage or in any way cause any employee of Employer to terminate his/her employment with Employer. Notwithstanding the foregoing, the restriction provided in (i) above shall apply following the termination of this Agreement only if Employee is entitled to receive the payments and benefits provided for in Section 6 or 7 above.

     12.  Injunctive Relief.  Because of the unique nature of the business to be
          -----------------
conducted by Employer or its affiliates and the Confidential Information relating thereto, Employee acknowledges, understands and agrees that Employer and/or its affiliates will suffer immediate and irreparable harm if Employee fails to comply with any of this obligations under Sections 10 and 11 of this Agreement, and that monetary damages alone will be inadequate to compensate Employer or its affiliates for such breach. Accordingly, Employee agrees that Employer and/or its affiliates shall, in addition to any

                                      -9-
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other remedies available to it at law or in equity, be entitled to temporary, preliminary, and permanent injunctive relief and specific performance to enforce the terms of Sections 10 and 11 without the necessity of proving inadequacy of legal remedies or irreparable harm or posting bond.

     13.  Deductions and Nonalienation of Benefits.  Employee shall be required
          ----------------------------------------
to pay promptly on demand, by payroll deduction or otherwise, the amount required to be withheld by Employer for income and employment taxes in respect of amounts paid under this agreement. No right, benefit or payment hereunder shall be subject to anticipation, alienation, sale, assignments, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be null and void. No right, benefit or payment hereunder shall in any manner be subject to, voluntarily or involuntarily, the debts, contracts, liabilities or torts of Employee or be otherwise subject to any execution, garnishment, attachment, insolvency, bankruptcy or legal proceedings of any character or legal sequestration, levy or sale. If Employee or any other beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right, benefit or payment hereunder, such right, benefit or payment may be terminated at any time by Employer without liability or further obligation.

     14.  Employer's Right to Modify Employee Benefit Plans.  Nothing in this
          -------------------------------------------------
Agreement shall be construed as a limitation on the absolute right of Employer, at any time and from time to time at its sole discretion, to amend or modify, in whole or in part, or to terminate, any employee benefit plan, program or policy sponsored or maintained by Employer.

     15.  Entire Agreement.  This Agreement contains the complete understanding
          ----------------
and agreement between the parties and supersedes any and all other agreements, understandings, or communications of any kind, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise with respect to the subject matter of this Agreement shall be valid or binding. Nothing in this agreement shall be construed as conferring any right upon Employee to continued employment by Employer. Any modification of this Agreement will be effective only if it is in writing signed by both of the parties hereto.

     16.  Severability.  If any provision in this Agreement is held by a court
          ------------
of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

     17.  Survival.  The parties hereby acknowledge and agree that certain
          --------
provisions of this Agreement, are, by their nature, intended to survive this Agreement and the parties agree that all of such provisions shall survive Employee's termination of employment, regardless of the reason for such termination. Employee acknowledges and agrees that the covenants and restrictions in Sections 10 and 11 of this Agreement are reasonable and necessary due to the highly competitive, confidential and proprietary nature of the services to be performed by Employee hereunder.

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     18.  Successors.  This Agreement shall be binding upon and inure to the
          ----------
benefit of Employee, her heirs, beneficiaries and personal representatives, and Employer and any successor of Employer, but neither this Agreement, nor any of the rights or obligations of either party hereunder may be assigned, in whole or in part, except Employer may assign this Agreement to any affiliate of Employer.

     19.  Notices.  Any notices to be given hereunder by either party to the
          -------
other may be effected by personal delivery in writing, by facsimile or by mail, registered or certified, postage prepaid to the current address of the other party with return receipt requested. Notices delivered personally or by facsimile shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing.

     20.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Texas.

     EXECUTED on the 13th day of March, 2000 and effective as of the effective date of Employee's commencement of employment as set forth above.

                                                EMPLOYER:

                                                TEXAS UTILITIES COMPANY


                                                By: /s/ Erle Nye
                                                   -----------------------

                                                EMPLOYEE:


                                                /s/ Brian N. Dickie
                                                --------------------------
                                                Brian N. Dickie


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